UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

NETTIME SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-10320	13-3465289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8840 East Chparral, Suite 100

Scottsdale, Arizona 85250

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 296-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On June 25, 2007,  NETtime Solutions, Inc. (the “Company”) announced that Synel Industries, Inc., an Israeli registered corporation (“Synel”), had entered into a master agreement with Paychex, Inc., a Delaware corporation (“PayChex”), pursuant to which such parties agreed to conduct a pilot program relating to the Company’s NETtime software.  During the pilot program, the Company provided qualified employees for consulting services.

The master agreement provides that, in the event Paychex elects to exercise its rights under a related license agreement, and in consideration for the grant of a perpetual license under the license agreement, Paychex will pay to Synel an aggregate of $1,500,000, of which amount $1,200,000 will be payable to the Company as follows:  an initial payment of $1,000,000 will be payable to the Company upon the election by Paychex to acquire the license rights, and two subsequent payments of $100,000 each, which will be due three months and six months, respectively, thereafter.  Paychex was obligated to exercise its option to acquire the license rights to the NETtime source code under the license agreement by December 1, 2007 and did so on November 30, 2007.  On Monday, December 4, 2007, the Company received a payment of $1,000,000 in accordance with the terms of the master agreement..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETTIME SOLUTIONS, INC.

Date: December 17, 2007	By:	/s/ Bahan Sadegh
Name:Bahan Sadegh
Title: President and CEO